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                                                                     EXHIBIT 1.2









                                PRICING AGREEMENT


                                                                 June 1, 1998


Goldman, Sachs & Co.,
BT Alex. Brown Incorporated,
PaineWebber Incorporated,
Prudential Securities Incorporated,
As Representatives of the several Underwriters named in Schedule I hereto, c/o Goldman, Sachs & Co., 85 Broad Street, New York, New York 10004.

Dear Ladies and Gentlemen:

     Spieker Properties, Inc., a Maryland corporation (the "Company"), proposes, subject to the terms and conditions stated herein and in the Underwriting Agreement, dated June 1, 1998 (the "Underwriting Agreement"), between the Company and Spieker Properties, L.P., a California limited partnership (the "Operating Partnership"), on the one hand and Goldman, Sachs & Co., BT Alex. Brown Incorporated, PaineWebber Incorporated, and Prudential Securities Incorporated, on the other hand, to issue and sell to the Underwriters named in
Schedule I hereto (the "Underwriters") the Shares specified in Schedule II hereto (the "Designated Shares"). Each of the provisions of the Underwriting Agreement is incorporated herein by reference in its entirety, and shall be deemed to be a part of this Agreement to the same extent as if such provisions had been set forth in full herein; and each of the representations and warranties set forth therein shall be deemed to have been made at and as of the date of this Pricing Agreement, except that each representation and warranty which refers to the Prospectus in Section 2 of the Underwriting Agreement shall be deemed to be a representation or warranty as of the date of the Underwriting Agreement in relation to the Prospectus (as therein defined), and also a representation and warranty as of the date of this Pricing Agreement in relation to the Prospectus as amended or supplemented relating to the Designated Shares which are the subject of this Pricing Agreement. Each reference to the Representatives herein and in the provisions of the Underwriting Agreement so incorporated by reference shall be deemed to refer to you. Unless otherwise defined herein, terms defined in the Underwriting Agreement are used herein as therein defined. The Representatives designated to act on behalf of the Representatives and on behalf of each of the Underwriters of the Designated Shares pursuant to Section 12 of the Underwriting Agreement and the address of the Representatives referred to in such Section 12 are set forth in Schedule II hereto.

     An amendment to the Registration Statement, or a supplement to the Prospectus, as the case may be, relating to the Designated Shares, in the form heretofore delivered to you is now proposed to be filed with the Commission.

     Subject to the terms and conditions set forth herein and in the Underwriting Agreement incorporated herein by reference the Company agrees to issue and sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from



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the Company, at the time and place and at the purchase price to the Underwriters set forth in Schedule II hereto, the number of Designated Shares set forth opposite the name of such Underwriter in Schedule I hereto.

        If the foregoing is in accordance with your understanding, please sign and return to us nine counterparts hereof, and upon acceptance hereof by you, on behalf of each of the Underwriters, this letter and such acceptance hereof, including the provisions of the Underwriting Agreement incorporated herein by reference, shall constitute a binding agreement between each of the Underwriters, the Company and the Operating Partnership. It is understood that your acceptance of this letter on behalf of each of the Underwriters is or will be pursuant to the authority set forth in a form of Agreement among Underwriters, the form of which shall be submitted to the Company for examination, upon request, but without warranty on the part of the Representatives as to the authority of the signers thereof.

                                 Very truly yours,

                                 SPIEKER PROPERTIES, INC.


                                 By:  /s/ Stuart A Rothstein
                                    -----------------------------------
                                      Name: Stuart A. Rothstein
                                      Title: Senior Vice President, Finance

                                 SPIEKER PROPERTIES, L.P.

                                 By:   SPIEKER PROPERTIES, INC.


                                       By:  /s/ Stuart A Rothstein
                                          -----------------------------------
                                          Name: Stuart A. Rothstein
                                          Title: Senior Vice President, Finance

Accepted as of the date hereof:

Goldman, Sachs & Co.
BT Alex. Brown Incorporated,
PaineWebber Incorporated,
Prudential Securities Incorporated

By:  Goldman, Sachs & Co.


  /s/ Goldman, Sachs & Co.
------------------------------
   (Goldman, Sachs & Co.)


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                                   SCHEDULE I


                                                                  NUMBER OF SHARES
                          UNDERWRITER                              TO BE PURCHASED
                          -----------                             ----------------
Goldman, Sachs & Co...........................................        1,790,000
BT Alex. Brown Incorporated...................................          300,000
PaineWebber Incorporated......................................          250,000
Prudential Securities Incorporated............................          250,000
Bear, Stearns & Co. Inc.......................................           75,000
CIBC Oppenheimer Corp.........................................           75,000
A.G. Edwards & Sons, Inc......................................           75,000
EVEREN Securities, Inc........................................           75,000
Legg Mason Wood Walker, Incorporated..........................           75,000
SBC Warburg Dillon Read Inc...................................           75,000
Advest, Inc...................................................           40,000
J.C. Bradford & Co............................................           40,000
Cowen & Company...............................................           40,000
Crowell, Weedon & Co..........................................           40,000
Dain Rauscher Wessels.........................................           40,000
Fahnestock & Co. Inc..........................................           40,000
J.J.B. Hilliard, W.L. Lyons, Inc..............................           40,000
Interstate/Johnson Lane Corporation...........................           40,000
Janney Montgomery Scott Inc...................................           40,000
McDonald & Company Securities, Inc............................           40,000
McGinn, Smith & Co., Inc......................................           40,000
Morgan Keegan & Company, Inc..................................           40,000
The Ohio Company..............................................           40,000
Piper Jaffray Inc.............................................           40,000
Ragen MacKenzie Incorporated..................................           40,000
Raymond James & Associates, Inc...............................           40,000
The Robinson-Humphrey Company, LLC............................           40,000
Roney Capital Markets.........................................           40,000
Stifel, Nicolaus & Company, Incorporated......................           40,000
Sutro & Co. Incorporated......................................           40,000
Trilon International Inc......................................           40,000
Tucker Anthony Incorporated...................................           40,000
Wedbush Morgan Securities Inc.................................           40,000
Wheat First Securities, Inc...................................           40,000
        TOTAL.................................................        4,000,000
                                                                      =========

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                                   SCHEDULE II

TITLE OF DESIGNATED SHARES:

    Series E Cumulative Redeemable Preferred Stock, par value $.0001 per share

NUMBER OF DESIGNATED SHARES:

    4,000,000

INITIAL OFFERING PRICE TO PUBLIC:

    $25.00 per Share

PURCHASE PRICE BY UNDERWRITERS:

    $24.2125 per Share

FORM OF DESIGNATED SHARES:

    Book Entry Form

SPECIFIED FUNDS FOR PAYMENT OF PURCHASE PRICE:

    Same day funds

TIME OF DELIVERY:

    10:00 a.m. (New York City time), June 4, 1998

CHARTER AND PARTNERSHIP DOCUMENTS:

    Articles Supplementary, dated June 3, 1998

    Third Amendment to the Second Amended and Restated Agreement of Limited Partnership

CLOSING LOCATION:

    Sullivan & Cromwell
    444 South Flower Street
    Los Angeles, California 90071

NAMES AND ADDRESSES OF REPRESENTATIVES:

    Designated Representatives:

        Goldman, Sachs & Co., BT Alex. Brown Incorporated, PaineWebber Incorporated and Prudential Securities Incorporated

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    Address for Notices, etc.:

        Goldman, Sachs & Co.
        85 Broad Street
        New York, New York 10004

CAPTIONS OF PROSPECTUS:

    "Description of Series E Preferred Stock"
    "Certain Federal Income Tax Considerations"

INTEREST PAYMENT DATES:

    Last day of March, June, September and December, commencing June 30, 1998

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